UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2010 (May 4, 2010)

ExperTelligence, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-11596	95-3506403
(State or other jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or organization)	File Number)	Identification No.)

2101 Vista Parkway, Suite 292	33411
West Palm Beach, Florida	(Zip Code)
(Address of Principal Executive Office)

(561) 228-6148
(Issuer's Telephone Number)

(Former name or former address, if changes since last report)

ITEM 3.02 Unregistered Sales of Equity Securities

On May 4, 2010, the Company agreed to issue 44,859,300 shares of its common stock in reliance upon exemption from registration found in Section 3(a)(10) of the Securities Act in exchange for $448,593 of convertible debt and accrued interest outstanding at December 31, 2009.

Following a fairness hearing, with timely prior notice given to, and the opportunity to be heard thereat by, the creditor, the Circuit Court of the 18th Judicial Circuit, in and for Seminole County, Florida, determined that it had jurisdiction, and found, as a matter of fact, and declared, as a matter of law, that the terms of the exchange of that the terms of the exchange of that debt for those shares of the Company were “fair” to the creditor. Thereupon, the creditor assigned its right to receive those shares to other persons. Absent such a finding from the Court approving the exchange and declaring it to be fair to the creditor, there would have been no basis for the Company to have relied upon the exemption set forth in Section 3(a)(10) for the issuance of those securities.

EXHIBIT
NUMBER            DESCRIPTION

None

SIGNATURES

In accordance with Section 13 of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ExperTelligence, Inc.
A Nevada Corporation

(Registrant)

By:	/s/ Jason Smart
Jason Smart, CEO, CFO, Chairman

Date: May 14, 2010